                       STANDARD PARKING/CENTRAL I, L.L.C.
                              OPERATING AGREEMENT

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THE MEMBERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED
WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED. FURTHERMORE, MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED WITH THE SECURITIES COMMISSIONER OF THE STATE OF ILLINOIS OR ANY OTHER STATE. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF SUCH MEMBERSHIP INTEREST IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE SECTION 5 AND OTHER APPLICABLE PROVISIONS OF THIS AGREEMENT, AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A REGISTRATION STATEMENT IS UNNECESSARY.
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

                       STANDARD PARKING/CENTRAL I, L.L.C.

                               OPERATING AGREEMENT

            This Limited Liability Company Operating Agreement (the "Agreement") is made as of March __, 1995, in Chicago, Illinois by and among Standard Parking Corporation, an Illinois corporation (the "Manager"), and those parties who, from time to time, execute this Agreement as members and are listed on attached Schedule A. The Manager and such signatories to this Agreement are collectively called the "Members", and each is sometimes individually called a "Member".

                                    Agreement

            NOW, THEREFORE, in consideration of the mutual promises, terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

1.    FORMATION, PURPOSES AND DURATION

      1.1. Formation and Name.

      a. The Members agree to and hereby form a company pursuant to the Limited Liability Company Act of the State of Delaware (the "State") to be known as the "Standard Parking/Central I, L.L.C." (the "Company").

      b. The ownership interests, rights and obligations of the Members as members in the Company shall be as provided in the Limited Liability Company Act of the State of Delaware (the "LLC Act"), as amended from time to time, except as provided in this Agreement. Such ownership interests, rights and obligations of a Member are called such Member's "Membership Interest" in this Agreement. The portion of all the outstanding Membership Interests held by a Member is expressed as a percentage (the "Percentage Interest") which is listed opposite the Member's name on Schedule A.

      c. The Company shall bear the expenses incident to its formation, including, but not limited to, filing and recording fees, taxes and legal and accounting fees incident to the formation and operation of the Company.

      1.2. Purposes of the Company. The purposes of the Company shall be:

      a.    to undertake any and all lawful business activity under the LLC Act;

      b. To invest in, acquire, hold, maintain, improve, develop, sell, assign, transfer, operate, lease, mortgage, exchange and otherwise deal in real estate or personal property, or interest in real estate or personal property, or any other venture or business or investment;

OPERATING AGREEMENT

      c.    To obtain any financing necessary to pursue such purposes; and

      d. To perform any and all acts reasonably necessary to the fulfillment of the foregoing purposes.

      1.3. Principal Place of Business. The Company shall be deemed to have its principal place of business at:

            55 East Monroe
            Suite 3440
            Chicago, Illinois 60603

(the "Company's Office") or such other place as determined by the Manager from time to time.

      1.4. Title to Company Property. Legal title to all Company properties shall be taken and at all times held in the name of the Company, except that any real estate held by the Company may alternatively be held in the name of a trustee for the Company, provided that the Company is specifically designated by name as sole beneficiary or principal under a written trust agreement executed by any such trustee. The manner of holding title to the Company real estate, whether in the name of the Company or such trustee, is solely for the convenience of the Company; all such Company real estate shall be treated as the property of the Company subject to the terms of this Agreement; and the power to direct any such trustee shall rest solely in the Company and shall be exercisable solely upon the direction of the Manager.

      1.5. Term. The term of the Company shall commence on the date of the filing or the Certificate of Organization (the "Certificate") with the appropriate authorities of the State, and, unless sooner terminated in accordance with other provisions of this Agreement, shall end on December 31, 2045.

2.    CAPITAL CONTRIBUTIONS, PERCENTAGE INTERESTS AND DISTRIBUTIONS

      2.1. Initial Capital Contribution. Each Member shall contribute that amount of cash indicated on Schedule A opposite such Member's name to the capital of the Company.

      2.2. Capital Accounts.

      a. A capital account (a "Capital Account") shall be established and maintained for each Member in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and with regulations promulgated thereunder by the U.S. Department of the Treasury (the "Treasury Regulations") and shall be subject to adjustment as provided in Section 2.2.b.


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OPERATING AGREEMENT

      b. In accordance with and subject to the Treasury Regulations, the Capital Account of each Member shall from time to time be:

            (1) Increased by (i) the amount of cash and the gross asset value of property contributed by such Member, (ii) such Member's share of the profits of the Company, determined pursuant to
                  Section 5.7 for Capital Account purposes, whether or not distributed, and (iii) the amount any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member; and

            (2) Decreased by (i) the amount of cash and the gross asset value of property distributed to such Member, (ii) such Member's share of losses of the Company, determined pursuant to Section
                  5.7 for Capital Account purposes, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

      c. Except as otherwise provided in this Agreement, whenever it becomes necessary to ascertain the balance of any Member's Capital Account, such a determination shall be made after giving effect to all allocations of profits and losses of the Company for the current year and all distributions for such year in respect of transactions effected prior to the date as of which such determination is to be made. No Member shall be entitled to (i) make any withdrawal from its Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement, or (ii) make any additional capital contribution to the Company other than as provided herein. No Member shall be entitled to any interest on such Member's capital contributions to the Company.

      d. Any dispute between the Members with respect to determination of Capital Accounts or otherwise with respect to the manner or method of accounting by the Company shall be resolved by the Company's accountants.

      e. In the event that property is distributed by the Company to a Member (including distributions in liquidation of the Company), the Capital Accounts of the Members shall be adjusted immediately before such distribution, in accordance with the applicable allocation of profits and losses, to reflect the profits or losses that would have been realized by the Company if the distributed property had been sold on the date of its distribution for its fair market value.

      2.3. Distributions of Cash Flow. Cash flow shall be distributed in respect of each year or portion of a year after (i) payment of all expenses, debts and obligations of the Company then due and payable, including those due to the Manager, and (ii) the establishment or increase of


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

OPERATING AGREEMENT

any reserves established by the Manager in its sole discretion, including reserves for anticipated operating expenses,

      a. First, to the Members pro rata in accordance with any positive balance in such Members' Capital Accounts to the extent of such positive balances; and

      b. Second, any remaining cash flow shall be distributed according to the Members' Percentage Interests.

      2.4. Time of Determination and Distribution of Cash Flow. Cash flow shall, except as otherwise provided in this Agreement, be determined and distributed from time to time by the Manager in its sole discretion.

3.    RIGHTS AND DUTIES OF THE MANAGER

      3.1. Management of Company Business. The Manager shall be solely responsible for the management of the Company's business with all rights and powers generally conferred by law or necessary, advisable or consistent in connection therewith.

      a. The signature of a duly authorized Officer of the Company or of the Manager shall be required and sufficient to bind the Company. No creditor, vendor or other persons dealing with the Company shall be required to investigate the authority of the Manager or secure approval or confirmation of any of the other Members.

      b. The Manager shall have all rights and powers required for or appropriate for the management of the Company's business.

      3.2. Expenses. The Company shall pay all of its reasonable expenses (which expenses may be either billed directly to the Company or reimbursed to the Manager. The Manager may retain and pay compensation to persons or firms rendering administrative, architectural, technical, management, leasing, brokerage, insurance, development, accounting, legal and other services to the Company, including, without limitation, one or more Manager or affiliates of the Manager.

      3.3. Indemnification of the Manager. The Manager shall not be liable, responsible or accountable in damages or otherwise to the Company or to a Member for any acts performed by them, within the scope of the authority conferred on the Manager, provided they have acted in good faith and shall not be guilty of willful misconduct, gross negligence or breach of fiduciary duty.

      a. Except where the Manager has acted in bad faith or shall be guilty of willful misconduct, the Company shall indemnify and hold such Manager harmless from and against any judgments, penalties, fines, amounts paid in settlement and any other loss, damages or expense (including reasonable attorneys fees, court costs


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OPERATING AGREEMENT

            and witness fees) incurred because of any action performed by them on behalf of the Company in accordance with the terms hereof. In the event of any action by a Member or the Company against the Manager, the Company shall indemnify and hold harmless such Manager, from and against all expenses incurred by such Manager in the defense or settlement of such action, including reasonable attorneys' fees that may be paid or incurred, if the indemnified party is not liable as a result of his, her or its own bad faith, willful misconduct, gross negligence or breach of his, her or its fiduciary duty, provided that: (i) no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable under such standards unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity of such expenses that such court shall deem proper; and (ii) to the extent that such Person has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue or matter therein, such Person shall be indemnified by the Company against expenses, including reasonable attorneys' fees, actually and reasonably incurred by such person in connection therewith. Expenses incurred by the Manager in defending any action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt from such Manager of an undertaking on its part to repay such expenses if it shall ultimately be determined that it is not entitled to be indemnified.

      b. If any counsel shall be retained to represent the Manager at Company expense under this Section with respect to any claim by a third party; and if the same claim shall be made against a Member, then, the Member shall request of the Manager that such counsel, at Company expense, represent the interests of such Member with respect to such claim to the extent such counsel shall determine it can do so without conflict of interest, and the Member shall not be entitled to reimbursement for any counsel fees charged by counsel retained by such Member for representation that shall duplicate representation available from the Manager's counsel. A Member shall be entitled to reimbursement from the Company for counsel fees incurred for representation that the Manager's counsel shall have refused to supply, provided that such Member has made a request to the Manager for legal representation and is otherwise entitled to reimbursement of such fees under the provisions of this Section.

      c. Notwithstanding the foregoing provisions, (i) no person shall be entitled to any indemnity with respect to any matters as to which such person shall have acted in bad faith and shall have been adjudicated guilty of willful misconduct, gross negligence or breach of his, her or its fiduciary duties; and (ii) any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof. The


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OPERATING AGREEMENT

            foregoing provisions shall not be construed to require any Member to contribute any additional capital to the Company, and the sole recourse for any such indemnity shall be limited to the assets of the Company, at any time, and from time to time.

      d. The indemnification provisions of this Agreement are not intended to be for the benefit of any creditor or other person (other than the Manager in its capacity as the Manager and other than any person acting in his or her capacity as a Delegatee) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such provisions shall create any right or remedy enforceable by such creditor or other person against the Company or any of the Members. For the purposes of this Section, any Delegatee shall have the same rights to indemnification as the Manager.

      e. The Manager shall not be liable to the Members because any taxing authorities disallow or adjust income, deduction or credits in the Company tax returns. Furthermore, the Manager shall not have any liability for the repayment of the capital contributions or loans of the Members.

      3.4. Other Business Activities; Disclosure; Waiver.

      a. Any Member, Manager or any officer, director, employee, partner, shareholder, member or other person holding legal or beneficial interest in any entity which is a Member or Manager, may engage in or possess an interest in other business ventures of every nature and description, including business ventures which compete with the Company, independently or with others, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

      b. If a business in which a Member has an interest, or in which an affiliate of a Member has an interest, proposes to transact business with the Company, then such Member shall give notice to the Manager of its interest or the interest of its affiliate and business may be conducted with such entity upon terms approved by the Manager.

4.    OFFICERS

      4.1. Appointment of Officers. The Manager may select such Officers as it deems necessary or desirable for the effective management of the Company and the pursuit of the Company's business. Manager hereby appoints those persons designated in Section 4.11 to the offices set forth after their names.


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

OPERATING AGREEMENT

      4.2. Number. The Officers of the Company may be a President, one or more Vice-Presidents (the number thereof to be determined by the Manager), a Secretary, and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other Officers as may be appointed by the Manager. Any two or more offices may be held by the same Person. All Officers and agents of the Company shall have such express authority and perform such duties in the management of the property and affairs of the Company as may be provided herein, or as may be determined by resolution of the Manager not inconsistent with this Agreement, and such implied authority as is recognized by the common law from time to time.

      4.3. Appointment and Term of Office. The initial Officers of the Company are designated in Section 4.11, and otherwise the Officers of the Company shall be appointed by the Manager by written action taken and/or meetings held for such purpose. The Manager may create and fill new offices from time to time. An Officer shall hold office until his or her successor shall have been duly appointed and shall have qualified, until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

      4.4. Removal. Any Officer or agent may be removed by the Manager whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Person so removed.

      4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, or because of the creation of an office, may be filled by the Manager for the unexpired portion of the term.

      4.6. The President. The President shall be the principal executive Officer of the Company and, subject to the control of the Manager, shall in general supervise and control all of the business and affairs of the Company. He or she may sign, with the Secretary or any other Officer of the Company thereunto authorized by the Manager, contracts or other instruments which the Manager has authorized to be executed on behalf of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the Manager or by this Agreement to some other Officer or agent of the Company or to the President alone, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Manager from time to time.

      4.7. The Vice-Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may perform such other duties as from time to time may be assigned to him or her by the President or by the Manager.


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

OPERATING AGREEMENT

      4.8. The Secretary. The Secretary shall: (a) keep, or supervise and be responsible for the keeping of, the minutes and records of all meetings and official actions of the Members and of the Manager, and any committees of the Manager in one or more books provided for that purpose; (b) see that all notices of such meetings are duly given or waivers of notice obtained in accordance with the provisions of this Agreement or as required by law; (c) be custodian of the Company records; (d) keep a register of the post office address of each Member which shall be furnished to the Secretary by such Member; (e) have the authority to certify this Agreement, resolutions of the Manager and committees thereof, and other documents of the Company as true and correct copies thereof; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Manager.

      4.9. Assistant Secretaries. The Assistant Secretaries, in general, shall perform such duties and exercise such authority as shall be assigned or granted to them by the President or by the Manager.

      4.10. Compensation. Except as otherwise provided in any written employment agreement duly executed on behalf of the Company and except as otherwise set forth below, the compensation (including salaries and benefits) of the Officers shall be fixed from time to time by resolution of the Manager and no Officer shall be prevented from receiving such compensation by reason of the fact that he or she is also the Manager of the Company.

      4.11. Identity of Officers. The initial Officers of the Company shall be as follows:

      a.    Myron C. Warshauer shall be the President.

      b.    Michael K. Wolf shall be a Senior Vice President and the Secretary.

      c.    Allan Lombardo shall be the Executive Vice President.

      d.    Steven A. Warshauer shall be a Senior Vice President.

      e.    Michael E. Swartz shall be a Senior Vice President.

      f.    James A. Wilhelm shall be a Senior Vice President.

5.    ACCOUNTING AND TAXES

      5.1. Books and Records.

      a. At all times during the term hereof, the Manager shall use its best efforts to cause accurate books and records of account to be maintained in which are to be entered all matters relating to the business and operations of the Company, including all income, expenditures, assets and liabilities thereof.


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

OPERATING AGREEMENT

      b. Each Member is entitled to any information reasonably necessary for the Member for the preparation of such Member's federal or state tax returns.

      5.2. Rights of Inspection. Each Member and/or its authorized representatives shall have the right to inspect, examine and copy (at such Member's expense) the books, records, files, securities and other documents of the Company during the regular business hours of the Company upon giving reasonable notice and stating reasonable cause therefore.

      5.3. Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

      5.4. Accounts. The Manager may deposit Company funds in such bank or investment accounts as they select in its sole discretion. The Manager shall be an authorized signatory on such accounts.

      5.5. Other Accounting Decisions. All accounting decisions for the Company (other than those specifically provided for in any other Section of this Agreement) shall be made by the Manager.

      5.6. Preparation of Tax Returns. Upon being provided by the Members with all information required for their preparation, the Manager or its agents shall, on behalf of the Company, use its best efforts to cause all federal, state and local income tax returns of the Company to be prepared. The Manager will use its best efforts to cause copies of all tax returns of the Company to be made available for review by the Members at least twenty days prior to the statutory date for filing, including extensions thereof, if any.

      5.7. Allocations to Members.

      a. Subject to Sections 5.7.b and 5.7.c, all items of income, gain, profits, losses, credits and deductions of the Company shall be allocated to the Members in proportion to the Members' Percentage Interests.

      b. Solely for federal, state, and local income tax purposes and not for book or Capital Account purposes, except to the extent required by Treasury Regulations, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Company's books at a value that differs from its adjusted basis for federal income tax purposes shall be allocated in accordance with the principles and requirements of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and in accordance with the requirements of the relevant provisions of the Treasury Regulations issued under Code Section 704(b). For Capital Account purposes, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Company's books at a value that differs from its adjusted basis for tax purposes shall be determined in accordance with the rules of Treasury Regulation
            Section 1.704-1 (b)(2)(iv)(g).


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OPERATING AGREEMENT

      c. To the extent required to give the foregoing allocations effect for federal income tax purposes, the requirements of Treasury Regulations Sections 1.704(b)(2)(ii)(d) and 1.704-2 are incorporated herein by reference, and this Agreement shall be construed as having any provisions necessary to satisfy such requirements.

      d.    Allocations with Respect to Transferred Membership Interests.

            In the event of a Transfer (as defined in Section 6, below) of a Member's Membership Interest or any portion thereof, the Member's items of profits and losses shall be allocated between the Transferor (as defined herein) and the Transferee (as defined herein) in the ratio of the number of days in the fiscal year of the Company before and after the effective date of the Transfer.

      5.8. Tax Decisions Not Specified. Tax decisions and elections for the Company not provided for herein shall be made in the discretion of the Manager.

      5.9. Tax Matters Member. The Manager named first in the Articles will be the tax matters partner (the "Tax Matters Partner") for purposes of Sections 6221-6231 of the Code and the Treasury Regulations. The Tax Matters Partner agrees to use its best efforts to comply in good faith with all provisions of the Code concerning a tax matters partner and to take all actions necessary to make each Member a notice partner under the Code. The Tax Matters Partner will use its best efforts to give each Member copies of all notices or other material communications delivered to or by it with respect to federal, state or local tax matters, negotiations, decisions, settlements or other events. The Tax Matters Partner may choose the forum in which to pursue any litigation without the consent of the Members.

6.    SALE OR TRANSFER

      6.1. General. Except as provided in Section 6.4.c, below, no Member shall
(i) sell, assign, transfer, convey, give, mortgage, pledge, charge or otherwise encumber (collectively, "Transfer"), all or any part of its Membership Interest, or (ii) contract to Transfer all or any part of its Membership Interest, or
(iii) suffer or permit the Transfer of all or any part of its Membership Interest whether voluntarily or by operation of law, without in each instance obtaining the prior written consent of the Manager, which consent may be withheld in the sole discretion of the Manager. Any attempt to Transfer a Membership Interest without the required consent shall be void. The giving of consent in connection with one or more Transfers shall not limit or waive the need for such consent in connection with any other Transfers.

      6.2. Securities Law Limitations. Notwithstanding anything in this Agreement, no Membership Interests may be Transferred except as permitted under the Securities Act of 1933, as amended, and applicable state securities laws or exemption therefrom.

OPERATING AGREEMENT

      6.3. Agreement with Transferees. In the event that, pursuant to the provisions of this Section 6 and with any required prior written consent of the Manager, any Member (a "Transferor") shall Transfer its Membership Interest to any person or entity (a "Transferee"), no such Transfer shall be made or shall be effective to make such Transferee a Member or entitle such Transferee to any benefits or rights hereunder until the proposed Transferee agrees in writing to
(i) assume and be bound by all of the terms and provisions of this Agreement and all of the obligations of the Transferor, and (ii) be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement and any further agreements with respect to the Facility or as contemplated by this Agreement to which the Transferor is then subject or is then required to be a party.

      6.4. Transfer by Reason of Death and Other Events.

      a. If, as a result of a Member's death, divorce, bankruptcy, or, in the case of a non-natural person, dissolution, termination, liquidation or distribution, a Membership Interest or a portion thereof is Transferred, without consideration to the estate of the Transferor, to or in trust substantially for the benefit of lineal descendants of the Transferor or to the Transferor's grantor or controlling owner, the Transferee shall not become a Member as a result of such Transfer without the consent of the Manager, except as provided in
            Section 6.4.c, below.

      b. If the Company does not dissolve as a result of a Transfer by reason of an election of the remaining Members to continue the Company (or because the Transfer is not a cause of dissolution described in
            Section 7.1) but the Manager does not consent to the Transferee becoming a Member, the Transferee of a Transfer described in Section 6.4.a shall have the right to receive a payment of cash, by means of a promissory note of the Company and/or the distribution of an undivided interest in the property of the Company the sum of the values of which shall not exceed the Transferor's rights in liquidation of the Transferor's Membership Interest under Section
            7.3 determined as of the date of the Transfer.

      c. Sections 6.4.a, and 6.4.b notwithstanding, if the Transferee to whom the Withdrawing Transferor's Membership Interest is being Transferred pursuant to an event described in Section 6.4.a is already a Member, consent of the Manager shall not be required for the Transfer to be effective.


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

OPERATING AGREEMENT

7.    DISSOLUTION

      7.1. Causes of Dissolution.

            The Company shall be dissolved only in the event:

      a. Of the death, removal, liquidation, dissolution, withdrawal or bankruptcy of any Member;

      b. That all or substantially all of the Company's non-cash property is sold or otherwise transferred to any person which is not controlled by the Company;

      c.    That the Members mutually agree to terminate the Company;

      d. That the Company by its terms, as set forth in this Agreement, is terminated;

      e. That there is a general assignment of the assets of the Company for the benefit of its creditors, or the adjudication of the Company as bankrupt; or

      f.    That the Company is dissolved by operation of law.

      7.2. Procedure in Dissolution and Liquidation.

      a. Upon dissolution of the Company pursuant to Section 7.1, unless the Company is reconstituted under Section 9.2, the Manager shall proceed with reasonable promptness to wind up the affairs of and liquidate the business of the Company.

      b. During the period of the winding up of the affairs of the Company, the rights and obligations of the Manager set forth herein with respect to the management of the Company shall continue.

      c. The assets of the Company shall be applied or distributed in liquidation in the following order of priority:

            (1)   In payment of debts and obligations of the Company;

            (2) To the Members in payment of their respective outstanding Capital Accounts; and

            (3) Any excess to the Members in proportion to their Percentage Interests.

      7.3. Liquidation of a Membership Interest. A distribution in respect of the liquidation of a Member's Membership Interest shall be in the same amount as would have been distributed to such Member had the Company liquidated at the time of the liquidation of the Membership Interest. Payment of such liquidation amount shall be made in cash, a promissory note of the

OPERATING AGREEMENT

Company and/or an undivided interest in the property of the Company, in the Manager's sole discretion.

8.    MEMBERS

      8.1. Limitation on Members' Liabilities. A Member, including the Manager, shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company or the Manager, and the liability of each Member shall be limited solely to the amount of such Member's contribution to the capital of the Company required under the provisions of Section 2 hereof, except as required by the laws of the State,

      8.2. No Control of Business or Right to Act for Company. Other than the Manager, a Member shall take no part in the management, conduct or control of the business of the Company and shall have no right or authority to act for or to bind the Company.

9.    WITHDRAWAL OR DEATH OF THE MANAGER

      9.1. Withdrawal by the Manager. The Manager may upon thirty (30) days notice to the Members withdraw as manager of the Company.

      9.2. Reconstitution of Company After Withdrawal or Death of the Manager. Upon the withdrawal, liquidation, dissolution or bankruptcy of the Manager or other event causing a dissolution under Section 7.1.a, the remaining Members (not including for such purposes the estate of a deceased Manager or any Transferee who has not satisfied the requirements of Section 6 to become a Member) shall have the right to elect to continue the business of the Company, in a reconstituted form if necessary, if, within 90 days after the withdrawal of the Manager, all Members agree in writing to continue the business of the Company and to the appointment of one or more additional managers, if necessary. The exercise of the rights of reconstitution granted in this Section 9 shall not in any way constitute any Member a manager or impose any personal liability on any Member. Immediately upon the agreement of all Members to continue the business, the Members, and/or any successor Manager shall prepare, execute, and file for recordation of new Articles of Organization, or an amendment thereto, if required, and shall take or cause to be taken all steps required in connection with the continuation of the business in accordance with the applicable laws of the State.

      9.3. Accounting. If the withdrawal or other terminating event of the Manager does not result in the dissolution and winding up of the Company's business because such business is being continued in a reconstituted form as provided above, the Members, and/or the successor Manager shall promptly have an accounting prepared by the auditors of the Company covering the transactions of the Company from the end of the immediately preceding fiscal year through the date of such withdrawal, death or other terminating event.

OPERATING AGREEMENT

10.   GENERAL PROVISIONS

      10.1. Entire Agreement. This Agreement constitutes the entire agreement among the Members and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. None of the Members shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or the exhibits and schedules hereto.

      10.2. Notices.

      a. Any and all notices, requests, demands, elections and other communications (collectively "Communications" and each separately a "Communication") given in connection with this Agreement shall be effective and deemed adequately delivered (a "Deemed Delivery") only if delivered in writing to the Member for whom such Communications are intended (the "Recipient") and such Deemed Delivery shall be deemed to occur on the earlier of (a) the date it shall be delivered to the address of the Recipient on the records of the Company (the "Recipient's Address"), (b) the date delivery shall have been refused at the Recipient's Address, (c) with respect to a notice sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the Recipient's Address or (d) with respect to a notice sent by facsimile to the facsimile number required by this Agreement and in respect of which a facsimile receipt confirmation statement is printed, (i) the next business day after receipt, if the notice is sent at or after five
            (5) p.m. in the time zone of the Recipient, or (ii) the day of receipt if the notice is sent before five (5) p.m. in the time zone of the Recipient. The addresses and facsimile numbers required by this Agreement, unless changed pursuant to Section 10.2.b, are:

            (1)   To the Company or the Manager:

                  55 East Monroe
                  Suite 3440
                  Chicago, Illinois 60603
                  Facsimile:  (312) 621-3354
                  Attn: Myron C. Warshauer

OPERATING AGREEMENT

                  with a copy in each case to:

                  Sachnoff & Weaver, Ltd.
                  30 South Wacker Drive
                  29th Floor
                  Chicago, Illinois 60606
                  Facsimile:  (312) 207-6400
                  Attn: Stewart Dolin

            (2) To the remaining Members, at the addresses or facsimile numbers listed on Schedule A.

      b. By giving to the Company at least ten (10) days' written notice thereof, the Members and their respective Transferees shall have the right from time to time and at any time during the term of this Agreement to change their respective addressee, address and/or facsimile number for notices, and each shall have the right to specify as its address and/or facsimile number for notices any other address and/or facsimile number within the United States of America.

      10.3. Validity. In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

      10.4. Attorneys' Fees. Should any litigation be commenced by the Company against any Member or between by any Member or Members against the Company or the Manager concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

      10.5. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members signatory hereto, and their respective permitted successors and assigns.

      10.6. Governing Law. This Agreement has been entered into in the State and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the internal laws of the State.

      10.7. Submission to Jurisdiction, etc. The Members hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Illinois in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waive irrevocably any objection to venue or objections in the nature of forum non

OPERATING AGREEMENT

conveniens that they may have. The venue for any action to enforce or construe this Agreement shall be Cook County, Illinois.

      10.8. No Partition. No Member shall have the right to, and each Member hereby covenants that it will not, withdraw from the Company, bring any action to partition any Company property nor dissolve, terminate or liquidate, or petition a court for the dissolution, termination, or liquidation of the Company, except as provided in this Agreement, and no Member at any time shall have the right to petition or to take any action to subject any Company assets or any part thereof to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding, unless there is unanimous consent of the Members.

      10.9. Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by another Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder.

      10.10. Remedies Not Exclusive. The rights and remedies of the Members and the Company hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention of this Section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as at law or otherwise.

      10.11. Construction. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Sections and Subsections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. References to Sections or Subsections shall refer to Sections or Subsections of this Agreement, unless otherwise indicated. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. For the purposes of this Agreement, "and/or" means one or the other or both, or anyone or more or all, of the things or persons in connection with which the conjunction is used.

OPERATING AGREEMENT

      10.12. Incorporation by Reference. Any exhibits or schedules referred to herein are those attached to this Agreement and shall be deemed to be incorporated as a part of this Agreement.

      10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

      10.14. Further Assurances. Each party hereto agrees to do all acts and things, and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

      10.15. No Third Party Rights. This Agreement shall not (directly, indirectly, contin-gently or otherwise) confer or be construed as conferring any rights or benefits on any person or entity that is not a named Member or a permitted Transferee of a Member hereunder.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

Standard Parking Corporation, Member    Standard Parking, L.P., Member
and Manager
                                        By:  Standard Parking Corporation, its
                                             General Partner

By:   /s/ Myron C. Warshauer            By:   /s/ Myron C. Warshauer
    -------------------------               --------------------------
Its:  President                         Its:  President
    -------------------------               --------------------------

OPERATING AGREEMENT

                                   SCHEDULE A

                                     MEMBERS

      THIS SCHEDULE MAY BE AMENDED FROM TIME TO TIME WITHOUT THE CONSENT OF THE MEMBERS TO REFLECT THE ADDITION OF NEW MEMBERS, THE ISSUANCE OF NEW INTERESTS, THE SALE OR EXCHANGE OF INTERESTS, OR OTHER SHIFTS OF MEMBERSHIP INTERESTS PURSUANT TO THE AGREEMENT OR A CHANGE OF ADDRESS OR FACSIMILE NUMBER OF A MEMBER FOR WHICH NOTICE WAS GIVEN TO THE COMPANY PURSUANT TO THIS AGREEMENT.

                          Facsimile         Initial                 Percentage
Name and Address          Number            Capital Contribution    Interest
----------------          ------            --------------------    --------
Standard Parking          (312) 621-3354    $   200.00               1%
Corporation
55 East Monroe
Suite 3440
Chicago, Illinois 60603

Standard Parking, L.P     (312) 621-3354    $19,800.00              99%
55 East Monroe.
Suite 3440
Chicago, Illinois 60603